UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

On June 17, 2014, CommonWealth REIT (the “Company”) entered into an amendment (the “Amendment”) to the Renewed Rights Agreement, dated as of March 10, 2004, as amended on December 23, 2013 (as so amended, the “Rights Agreement”) between the Company and EquiServe Trust Company, N.A., as succeeded in interest by Wells Fargo Bank, National Association (“Wells Fargo”), as rights agent.

Effective as of June 17, 2014, the Amendment accelerated the final expiration date of the Company’s common shares purchase rights (the “Rights”) issued under the Rights Agreement from October 17, 2014 to June 17, 2014. Accordingly, as of 5:00 p.m. (New York City time) on June 17, 2014, the Rights expired and the Rights Agreement terminated as of such time.

The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement. A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference.  A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on March 15, 2004 and is incorporated herein by reference.  A copy of the December 23, 2013 amendment to the Rights Agreement is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on December 26, 2013 and is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 18, 2014, in connection with the amendment and expiration of the Rights Agreement, as described above, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation reclassifying the Company’s 3,500,000 authorized but unissued Junior Participating Preferred Shares, par value $0.01 per share, as authorized preferred shares of beneficial interest, par value $0.01 per share, of the Company without further designation and without any preferences or relative, participating, optional, conversion or other rights appertaining thereto, or voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions or redemption, other than those applicable to preferred shares of the Company generally as set forth in the Company’s Third Amendment of Declaration of Trust. The foregoing description is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01   Other Events.

As previously disclosed, on March 23, 2014, all members of the Company’s Board of Trustees (the “Board”) were removed, without cause, as trustees of the Company. As a result of no longer having any trustees, the Company then failed to be in compliance with certain provisions of Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”).

As previously disclosed, at a special meeting of shareholders held on May 23, 2014, the following seven individuals were elected to serve on the Board: Sam Zell, James Corl, Edward Glickman, David Helfand, Peter Linneman, James Lozier and Kenneth Shea. Following the special meeting of shareholders, the Board, among other things, determined that Messrs. Corl, Glickman, Linneman, Lozier and Shea are independent within the meaning of the NYSE Rules. Furthermore, the Board appointed three independent trustees to each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

As a result of these Board actions, the Company submitted an affirmation of compliance to the NYSE on June 12, 2014.  The Company then received a letter from the NYSE, dated June 12, 2014, acknowledging that, as of June 12, 2014, the Company is in compliance with all NYSE corporate governance listing standards and will be removed from the NYSE list of noncompliant issuers.

Item 9.01.     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Articles Supplementary, dated June 18, 2014
4.1	Amendment No. 2 to Renewed Rights Agreement, dated as of June 17, 2014, by and between CommonWealth REIT and Wells Fargo Bank, National Association, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT
	By:	/s/ Orrin Shifrin
	Name:	Orrin Shifrin
	Title:	General Counsel and Secretary

Date: June 18, 2014